Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 21, 2005, appearing in Form 10-K of Boots & Coots International Well Control, Inc. for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Registration Statement.

/s/  UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas

March 17, 2006